                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                 FORM 8-K / A1



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 13, 1997 (April 1, 1997)
                                                 -----------------------------

                            VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                    1-10578                    73-1182669
-----------------           ----------------           ------------------
(State or other             (Commission File              (IRS Employer
jurisdiction of                  Number)               Identification No.)
incorporation)


4200 One Williams Center, Tulsa, Oklahoma                74172
-----------------------------------------              ----------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (918) 592-0101
                                                   --------------



                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events.
         ------------

        Under its Credit Agreement dated August 29, 1996, as amended (the "Credit Agreement") certain banks have provided to the Registrant an unsecured revolving credit facility. The current borrowing base under the Credit Agreement of $385 million exceeds the $375 million facility amount and is determined by the banks' evaluation of the Registrant's U.S. and certain Argentina oil and gas reserves. The unused portion of the revolving credit facility was approximately $193 million at June 10, 1997.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

        (a) Financial statements of business acquired.

            BURLINGTON PROPERTIES:

               Report of Independent Accountants

               Historical Statements of Revenues and Direct Operating Expenses for the year ended December 31, 1996, and the three months ended March 31, 1997

               Notes to Historical Statements of Revenues and Direct Operating Expenses

        (b) Pro forma financial information.

            VINTAGE PETROLEUM, INC. AND SUBSIDIARIES:

               Pro Forma Combined Statement of Income for the year ended December 31, 1996 (Unaudited)

               Pro Forma Combined Statement of Income for the three months ended March 31, 1997 (Unaudited)

               Pro Forma Combined Balance Sheet at March 31, 1997 (Unaudited)

               Notes to Pro Forma Combined Financial Statements (Unaudited)

        (c) Exhibits.

            The following is a list of all exhibits filed as a part of this Form 8-K.

            2.* Purchase and Sale Agreement dated as of February 12, 1997, among the Registrant, Burlington Resources Oil & Gas Company and Glacier Park Company, and amendments thereto dated
                   March 11, 1997, and March 20, 1997.

            23.1** Consent of Coopers & Lybrand L.L.P.

            23.2** Consent of Netherland, Sewell & Associates, Inc.
         _____________________________
         *    Previously filed with this Form 8-K on April 16, 1997.
         **   Filed herewith.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VINTAGE PETROLEUM, INC.



                                     By:  /s/ Michael F. Meimerstorf
                                          --------------------------
                                          Michael F. Meimerstorf
                                          Vice President and Controller

Date: June 13, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Vintage Petroleum, Inc.

We have audited the accompanying historical statement of revenues and direct operating expenses of the Burlington Properties, as described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of management of Vintage Petroleum, Inc. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement of revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement of revenues and direct operating expenses for the year ended December 31, 1996, reflects the revenues and direct operating expenses attributable to the Burlington Properties, as described in Note 1, and is not intended to be a complete financial presentation of the results of operations of the Burlington Properties.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Burlington Properties, as described in Note 1, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.


Fort Worth, Texas
May 29, 1997

                             BURLINGTON PROPERTIES

        HISTORICAL STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                   AND THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)


                                              Three Months
                                 Year Ended       Ended
                                December 31,    March 31,
                                    1996          1997
                              ----------------------------
                                              (Unaudited)

OIL AND GAS REVENUES              $64,060       $14,718

DIRECT OPERATING EXPENSES          25,083         5,554
                                  -------       -------

REVENUES IN EXCESS OF
   DIRECT OPERATING EXPENSES      $38,977       $ 9,164
                                  =======       =======





        The accompanying notes are an integral part of these statements.

                             BURLINGTON PROPERTIES

                  NOTES TO HISTORICAL STATEMENTS OF REVENUES
                         AND DIRECT OPERATING EXPENSES


(1)  GENERAL

     BASIS OF PRESENTATION

        On April 1, 1997, Vintage Petroleum, Inc. ("Vintage") acquired certain oil and gas properties located in the Gulf Coast of Texas and Louisiana (the "Burlington Properties") for approximately $101.4 million, in cash from Burlington Resources Oil & Gas Company, Glacier Park Company and Burlington Resources Offshore Inc., subsidiaries of Burlington Resources Inc. (collectively, "Burlington"). The accompanying statements of revenues and direct operating expenses for the year ended December 31, 1996, and the three months ended March 31, 1997, do not include general and administrative expenses, interest income or expense, a provision for depreciation, depletion and amortization, or any provision for income taxes because the property interests acquired represent only a portion of Burlington's business and the costs incurred by Burlington are not necessarily indicative of the costs to be incurred by Vintage. The accompanying financial statements were derived from the historical accounting records of Burlington and represent Vintage's interest in the acquired properties. Management believes that all material adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation have been made.

        Historical financial information reflecting financial position, results of operations and cash flows of the Burlington Properties are not presented because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

     REVENUE RECOGNITION

        Revenues are recognized when oil and gas production is sold. Direct operating expenses are accrued when services are provided.

     USE OF ESTIMATES

        Management has made a number of estimates and assumptions relating to the reporting of the revenues and direct operating expenses to prepare these financial statements. Actual results could differ from those estimates.

                             BURLINGTON PROPERTIES

                  NOTES TO HISTORICAL STATEMENTS OF REVENUES
                   AND DIRECT OPERATING EXPENSES (CONTINUED)


(2) SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES

     Reserve information presented below is based on a report prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultants for Vintage, using prices, adjusted for fixed and determinable escalations, and costs in effect at December 31, 1996. Reserve estimates for December 31, 1995, were derived by adjusting the 1996 year-end quantities for historical production.

     Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Below are the net quantities of proved reserves and proved developed reserves for the Burlington Properties:


                                          Oil      Gas
                                        (MBbls)  (MMcf)
                                        -------  ------

Proved reserves at December 31, 1995..  30,628   37,043
Production............................  (2,168)  (8,890)
                                        ------   ------

Proved reserves at December 31, 1996..  28,460   28,153
                                        ======   ======

Proved developed reserves at:
   December 31, 1995..................  23,555   36,894
                                        ======   ======

   December 31, 1996..................  21,387   28,004
                                        ======   ======


     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED
       OIL AND GAS RESERVES

     The "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves" ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to present the fair market value of the proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

                             BURLINGTON PROPERTIES

                  NOTES TO HISTORICAL STATEMENTS OF REVENUES
                   AND DIRECT OPERATING EXPENSES (CONTINUED)


(2) SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONTINUED)

     Under the Standardized Measure, future cash inflows were estimated by applying December 31, 1996 prices, adjusted for fixed and determinable escalations, to the estimated future production of proved reserves. Future cash inflows were reduced by estimated future production, development and abandonment costs based on year-end costs to determine pre-tax cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the Standardized Measure. Future income tax estimates are not included, as the historical tax basis of the properties is not relevant. The following Standardized Measure and changes in the Standardized Measure are based on the December 31, 1996 reserve estimate performed by Netherland, Sewell & Associates, Inc.

     Set forth below is the Standardized Measure (before income taxes) relating to proved oil and gas reserves of the Burlington Properties at December 31, 1996:

                                                                  1996
                                                              -----------
                                                             (In thousands)

Future cash inflows.......................................       $783,787
Future production, development and abandonment costs......        399,224
                                                                 --------

Future net cash inflows...................................        384,563
10% annual discount for estimated timing of cash flows....        154,781
                                                                 --------

Standardized Measure of discounted future net cash flows..       $229,782
                                                                 ========

   The following is an analysis of the changes in the Standardized Measure (before income taxes) of the Burlington Properties during 1996:

                                                                   1996
                                                                -----------
                                                               (In thousands)

Standardized Measure - Beginning of year...................      $244,326
Increases (decreases):
   Sales, net of production costs..........................       (38,977)
   Accretion of discount...................................        24,433
                                                                 --------

Standardized Measure - End of year.........................      $229,782
                                                                 ========

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES


                        PRO FORMA FINANCIAL INFORMATION

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF INCOME

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                      Historical
                                            ---------------------------                      Company
                                                 Company     Burlington    Pro Forma         Pro Forma
                                              Consolidated   Properties   Adjustments        Combined
                                            --------------   ----------   -----------     ------------
                                                (Note 1)      (Note 2)      (Note 3)
Revenues:
  Oil and gas sales                               $258,368      $64,060   $        -          $322,428
  Oil and gas gathering                             20,508            -            -            20,508
  Gas marketing                                     31,920            -            -            31,920
  Other income                                         886            -            -               886
                                                  --------      -------   ----------          --------
                                                   311,682       64,060            -           375,742
                                                  --------      -------   ----------          --------

Costs and expenses:
  Lease operating, including
    production taxes                                91,916       25,083          (920)  (a)    116,079
  Oil and gas gathering                             16,985            -             -           16,985
  Gas marketing                                     29,537            -             -           29,537
  General and administrative                        16,441            -         1,200   (b)     17,641
  Depreciation, depletion and amortization          70,057            -        14,308   (c)     84,365
  Interest                                          30,109            -         6,765   (d)     36,874
                                                  --------      -------      --------         --------
                                                   255,045       25,083        21,353          301,481
                                                  --------      -------      --------         --------
    Income before income taxes
      and minority interest                         56,637       38,977       (21,353)          74,261

Provision for income taxes                          14,938            -         6,856   (e)     21,794
Minority interest in income
  of subsidiary                                       (507)           -             -             (507)
                                                  --------      -------      --------         --------

Net income                                        $ 41,192      $38,977      $(28,209)        $ 51,960
                                                  ========      =======      ========         ========

Earnings per share                                   $1.68                                       $2.12
                                                  ========                                    ========

Weighted average common
  shares outstanding                                24,537                                      24,537
                                                  ========                                    ========


              See notes to pro forma combined financial statements

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                      Historical
                                              -------------------------                     Company
                                                 Company     Burlington    Pro Forma        Pro Forma
                                              Consolidated   Properties   Adjustments       Combined
                                              ------------   ----------   -----------       ---------
                                                (Note 1)      (Note 2)      (Note 3)
Revenues:
  Oil and gas sales                                $83,997      $14,718   $        -          $ 98,715
  Oil and gas gathering                              4,847            -            -             4,847
  Gas marketing                                     10,271            -            -            10,271
  Other income                                         119            -            -               119
                                                   -------      -------    ---------          --------
                                                    99,234       14,718            -           113,952
                                                   -------      -------    ---------          --------

Costs and expenses:
  Lease operating, including
    production taxes                                24,514        5,554          (230)  (a)     29,838
  Oil and gas gathering                              4,324            -             -            4,324
  Gas marketing                                      9,852            -             -            9,852
  General and administrative                         4,391            -           300   (b)      4,691
  Depreciation, depletion and amortization          20,000            -         2,932   (c)     22,932
  Interest                                           8,178            -         1,663   (d)      9,841
                                                   -------      -------      --------        ---------
                                                    71,259        5,554         4,665           81,478
                                                   -------      -------      --------         --------
    Income before income taxes
      and minority interest                         27,975        9,164        (4,665)          32,474

Provision for income taxes                           6,869            -         1,750   (e)      8,619
Minority interest in income
  of subsidiary                                       (117)           -             -             (117)
                                                   -------      -------       -------         --------

Net income                                         $20,989      $ 9,164       $(6,415)        $ 23,738
                                                   =======      =======       =======         ========

Earnings per share                                    $.82                                        $.92
                                                   =======                                    ========

Weighted average common
  shares outstanding                                25,699                                      25,699
                                                   =======                                    ========


             See notes to pro forma combined financial statements

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                       PRO FORMA COMBINED BALANCE SHEET

                                MARCH 31, 1997
                                (IN THOUSANDS)
                                  (UNAUDITED)
                                     ASSETS

                                               Historical                  Company
                                                 Company     Burlington   Pro Forma
                                              Consolidated   Properties    Combined
                                              ------------   ----------   ---------
                                                (Note 1)      (Note 2)
CURRENT ASSETS:
  Cash and cash equivalents                     $    3,858   $       -    $    3,858
  Accounts receivable -
    Oil and gas sales                               48,412            -       48,412
    Joint operations                                 5,024            -        5,024
  Other current assets                              10,020            -       10,020
                                                ----------   ----------   ----------
      Total current assets                          67,314            -       67,314
                                                ----------   ----------   ----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Oil and gas properties, full-cost method       1,003,438      101,381    1,104,819
  Oil and gas gathering systems                     13,348            -       13,348
  Other                                              8,737            -        8,737
                                                ----------     --------   ----------
                                                 1,025,523      101,381    1,126,904
  Less - accumulated depreciation,
    depletion and amortization                     295,392            -      295,392
                                                ----------     --------   ----------
                                                   730,131      101,381      831,512
                                                ----------     --------   ----------
OTHER ASSETS, net                                   32,121      (11,410)      20,711
                                                ----------     --------   ----------
                                                $  829,566     $ 89,971   $  919,537
                                                ==========     ========   ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revenue payable                               $   21,470   $        -   $   21,470
  Accounts payable                                  19,518            -       19,518
  Accrued liabilities                               24,214            -       24,214
  Current portion of long-term debt                  5,328            -        5,328
                                                ----------     --------   ----------
      Total current liabilities                     70,530            -       70,530
                                                ----------     --------   ----------
LONG-TERM DEBT, less current portion above         357,156       89,971      447,127
                                                ----------     --------   ----------
DEFERRED INCOME TAXES                               62,722            -       62,722
                                                ----------     --------   ----------
OTHER LONG-TERM LIABILITIES                          3,124            -        3,124
                                                ----------     --------   ----------
MINORITY INTEREST IN SUBSIDIARY                      1,945            -        1,945
                                                ----------     --------   ----------
STOCKHOLDERS' EQUITY:
  Common stock                                         129            -          129
  Capital in excess of par value                   201,078            -      201,078
  Retained earnings                                132,882            -      132,882
                                                ----------     --------   ----------
                                                   334,089            -      334,089
                                                ----------     --------   ----------
                                                $  829,566     $ 89,971   $  919,537
                                                ==========     ========   ==========

              See notes to pro forma combined financial statements

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1)  BASIS OF PRESENTATION

     The pro forma combined statements of income for the year ended December 31, 1996, and the three months ended March 31, 1997, have been prepared assuming the Company consummated the acquisition of the Burlington Properties (as defined below) on January 1, 1996, with funds provided by advances under the Company's revolving credit facility. The pro forma combined balance sheet of the Company at March 31, 1997, has been prepared assuming the Company consummated the acquisition of the Burlington Properties on March 31, 1997, with funds provided by advances under the Company's revolving credit facility.

     The Historical Company Consolidated results of operations for the year ended December 31, 1996, are derived from the Company's 1996 audited financial statements. The Historical Company Consolidated results of operations for the three months ended March 31, 1997, are derived from the unaudited consolidated financial statements of the Company.

     The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma combined financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had such transactions in fact occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. These pro forma combined financial statements and the notes thereto should be read in conjunction with the Company's 1996 audited consolidated financial statements and the notes thereto.

(2)  ACQUISITION OF BURLINGTON PROPERTIES

     On April 1, 1997, the Company acquired certain oil and gas properties located in the Gulf Coast of Texas and Louisiana (the "Burlington Properties") for approximately $101.4 million in cash, after (a) adjustments for estimated revenues and expenses associated with such properties from January 1, 1997, through March 31, 1997, and (b) certain other adjustments. The funds used for this acquisition were obtained through advances under the Company's revolving credit facility. As of March 31, 1997, approximately $11.4 million of the purchase price had been paid to Burlington and is included in other assets on the Company's historical balance sheet. The historical results of operations of the Burlington Properties for the year ended December 31, 1996, are based on the audited statement of revenues and direct operating expenses for the Burlington Properties. The historical results of operations of the Burlington Properties for the three months ended March 31, 1997, are based on the unaudited statement of revenues and direct operating expenses.

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(3)  PRO FORMA ADJUSTMENTS

     The following describe the adjustments made to reflect the foregoing transaction as of the dates indicated above:

(a) The pro forma lease operating expenses have been adjusted to reflect the estimated reduction in lease operating expenses on the Burlington Properties that would have resulted had the Company operated such properties during such period. The Company estimates that certain costs of personnel and certain other costs incurred by the sellers in their operation of the properties would have been significantly reduced had such properties been operated by the Company due to a reduction in personnel and different operating methods being utilized by the Company. The lower lease operating expenses as estimated by the Company are consistent with the Company's actual costs incurred in similar operations.

(b) The pro forma general and administrative expenses have been adjusted to reflect the estimated increase in administrative personnel as a result of the acquisition of the Burlington Properties.

(c) The pro forma depreciation, depletion and amortization expense has been adjusted by computing the Company's pro forma cost of proved oil and gas properties subject to amortization and estimated future costs to develop such properties, pro forma production and pro forma proved reserves, giving effect to the purchase of the Burlington Properties and comparing such computation with historical amounts. The Company's U.S. pro forma depreciation, depletion and amortization per equivalent barrel of oil is $3.81 for the year ended December 31, 1996, and $3.92 for the three months ended March 31, 1997.

(d) The pro forma interest expense has been adjusted to reflect the additional interest resulting from the purchase of the Burlington Properties as of January 1, 1996, with funds provided by advances under the Company's revolving credit facility.

(e) The pro forma provision for income taxes has been adjusted to reflect the Company's U.S. statutory income tax rate of 38.9 percent.

                                 EXHIBIT INDEX


Exhibit
Number                            Description
------                            -----------

2.* Purchase and Sale Agreement dated as of February 12, 1997, among the Registrant, Burlington Resources Oil & Gas Company and Glacier Park Company, and amendments thereto dated March 11, 1997, and March 20, 1997.

23.1**   Consent of Coopers & Lybrand L.L.P.

23.2**   Consent of Netherland, Sewell & Associates, Inc.
________________________________________

*  Previously filed with this Form 8-K on April 16, 1997.
** Filed herewith.